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INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-3, of Staff Builders, Inc. of the report of Deloitte & Touche LLP dated April 13, 1995, appearing in the Annual Report on Form 10-K/A of Staff Builders, Inc. for the year ended February 28, 1995, and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Jericho, New York
December 14, 1995